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                                                                              KS
                                                                           DRAFT
                                                                         3/31/03

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                                                                   EXHIBIT 10.22

                                 LOAN AGREEMENT

                            Dated as of April 1, 2003

                                     Between

                               PFP COLUMBUS, LLC,
                                   as Borrower

                                       and

                    UBS WARBURG REAL ESTATE INVESTMENTS INC.,
                                    as Lender

================================================================================

                                                                  March 31, 2003

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                                TABLE OF CONTENTS

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I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.................................................................     1

Section 1.1         Specific Definitions.........................................................................     1
Section 1.2         Index of Other Definitions...................................................................    13
Section 1.3         Principles of Construction...................................................................    15

II.      THE LOAN................................................................................................    15

Section 2.1         The Loan.....................................................................................    15
        2.1.1       AGREEMENT TO LEND AND BORROW.................................................................    15
        2.1.2       SINGLE DISBURSEMENT TO BORROWER..............................................................    15
        2.1.3       THE NOTE.....................................................................................    15
        2.1.4       USE OF PROCEEDS..............................................................................    15
Section 2.2         Interest Rate................................................................................    16
        2.2.1       INTEREST RATE................................................................................    16
        2.2.2       DEFAULT RATE.................................................................................    16
        2.2.3       INTEREST CALCULATION.........................................................................    16
        2.2.4       USURY SAVINGS................................................................................    16
Section 2.3         Loan Payments................................................................................    17
        2.3.1       PAYMENTS.....................................................................................    17
        2.3.2       PAYMENTS GENERALLY...........................................................................    17
        2.3.3       PAYMENT ON MATURITY DATE.....................................................................    17
        2.3.4       LATE PAYMENT CHARGE..........................................................................    17
        2.3.5       METHOD AND PLACE OF PAYMENT..................................................................    17
Section 2.4         Prepayments..................................................................................    17
        2.4.1       VOLUNTARY PREPAYMENTS........................................................................    17
        2.4.2       MANDATORY PREPAYMENTS........................................................................    17
        2.4.3       PREPAYMENTS AFTER DEFAULT....................................................................    17
Section 2.5         Defeasance...................................................................................    17
        2.5.1       CONDITIONS TO DEFEASANCE.....................................................................    17
        2.5.2       DEFEASANCE COLLATERAL ACCOUNT................................................................    17
        2.5.3       SUCCESSOR BORROWER...........................................................................    17
        2.5.4       APPOINTMENT AS ATTORNEY IN FACT..............................................................    17
Section 2.6         Release of DSW Parcel........................................................................    17

III.     REPRESENTATIONS AND WARRANTIES..........................................................................    17

Section 3.1         Borrower Representations.....................................................................    17
        3.1.1       ORGANIZATION.................................................................................    17
        3.1.2       PROCEEDINGS..................................................................................    17
        3.1.3       NO CONFLICTS.................................................................................    17
        3.1.4       LITIGATION...................................................................................    17
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        3.1.5       AGREEMENTS...................................................................................    17
        3.1.6       CONSENTS.....................................................................................    17
        3.1.7       TITLE........................................................................................    17
        3.1.8       NO PLAN ASSETS...............................................................................    17
        3.1.9       COMPLIANCE...................................................................................    17
        3.1.10      FINANCIAL INFORMATION........................................................................    17
        3.1.11      CONDEMNATION.................................................................................    17
        3.1.12      EASEMENTS; UTILITIES AND PUBLIC ACCESS.......................................................    17
        3.1.13      SEPARATE LOTS................................................................................    17
        3.1.14      ASSESSMENTS..................................................................................    17
        3.1.15      ENFORCEABILITY...............................................................................    17
        3.1.16      ASSIGNMENT OF LEASES.........................................................................    17
        3.1.17      INSURANCE....................................................................................    17
        3.1.18      LICENSES.....................................................................................    17
        3.1.19      FLOOD ZONE...................................................................................    17
        3.1.20      PHYSICAL CONDITION...........................................................................    17
        3.1.21      BOUNDARIES...................................................................................    17
        3.1.22      LEASES.......................................................................................    17
        3.1.23      FILING AND RECORDING TAXES...................................................................    17
        3.1.24      SINGLE PURPOSE...............................................................................    17
        3.1.25      TAX FILINGS..................................................................................    17
        3.1.26      SOLVENCY.....................................................................................    17
        3.1.27      FEDERAL RESERVE REGULATIONS..................................................................    17
        3.1.28      ORGANIZATIONAL CHART.........................................................................    17
        3.1.29      ORGANIZATIONAL STATUS........................................................................    17
        3.1.30      BANK HOLDING COMPANY.........................................................................    17
        3.1.31      NO CASUALTY..................................................................................    17
        3.1.32      PURCHASE OPTIONS.............................................................................    17
        3.1.33      FIRPTA.......................................................................................    17
        3.1.34      PUHCA........................................................................................    17
        3.1.35      INVESTMENT COMPANY ACT.......................................................................    17
        3.1.36      USE OF PROPERTY..............................................................................    17
        3.1.37      FISCAL YEAR..................................................................................    17
        3.1.38      NO OTHER FINANCING...........................................................................    17
        3.1.39      CONTRACTS....................................................................................    17
        3.1.40      FULL AND ACCURATE DISCLOSURE.................................................................    17
        3.1.41      OTHER OBLIGATIONS AND LIABILITIES............................................................    17
        3.1.42      REA..........................................................................................    17
        3.1.43      Survival of Representations..................................................................    17

IV.      BORROWER COVENANTS......................................................................................    17

Section 4.1         Borrower Affirmative Covenants...............................................................    17
        4.1.1       PAYMENT AND PERFORMANCE OF OBLIGATIONS.......................................................    17
        4.1.2       EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS................................................    17
        4.1.3       TAXES AND OTHER CHARGES......................................................................    17
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        4.1.4       LITIGATION...................................................................................    17
        4.1.5       ACCESS TO PROPERTY...........................................................................    17
        4.1.6       FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS.........................................    17
        4.1.7       FINANCIAL REPORTING..........................................................................    17
        4.1.8       TITLE TO THE PROPERTY........................................................................    17
        4.1.9       ESTOPPEL STATEMENT...........................................................................    17
        4.1.10      LEASES.......................................................................................    17
        4.1.11      ALTERATIONS..................................................................................    17
        4.1.12      APPROVAL OF MAJOR CONTRACTS..................................................................    17
        4.1.13      AFTER ACQUIRED PROPERTY......................................................................    17
Section 4.2         Borrower Negative Covenants..................................................................    17
        4.2.1       DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS..........................................    17
        4.2.2       LIENS........................................................................................    17
        4.2.3       DISSOLUTION..................................................................................    17
        4.2.4       CHANGE IN BUSINESS...........................................................................    17
        4.2.5       DEBT CANCELLATION............................................................................    17
        4.2.6       AFFILIATE TRANSACTIONS.......................................................................    17
        4.2.7       ZONING.......................................................................................    17
        4.2.8       ASSETS.......................................................................................    17
        4.2.9       NO JOINT ASSESSMENT..........................................................................    17
        4.2.10      PRINCIPAL PLACE OF BUSINESS..................................................................    17
        4.2.11      CHANGE OF NAME, IDENTITY OR STRUCTURE........................................................    17
        4.2.12      SPECIAL PURPOSE..............................................................................    17
        4.2.13      ERISA........................................................................................    17
        4.2.14      COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC...................................................    17

V.       INSURANCE, CASUALTY AND CONDEMNATION....................................................................    17

Section 5.1         Insurance....................................................................................    17
        5.1.1       INSURANCE POLICIES...........................................................................    17
        5.1.2       INSURANCE COMPANY............................................................................    17
Section 5.2         Casualty and Condemnation....................................................................    17
        5.2.1       CASUALTY.....................................................................................    17
        5.2.2       CONDEMNATION.................................................................................    17
        5.2.3       CASUALTY AND CONDEMNATION PROCEEDS...........................................................    17
Section 5.3         Delivery of Net Proceeds.....................................................................    17
        5.3.1       MINOR CASUALTY OR CONDEMNATION...............................................................    17
        5.3.2       MAJOR CASUALTY OR CONDEMNATION...............................................................    17

VI.      CASH MANAGEMENT AND RESERVE FUNDS.......................................................................    17

Section 6.1         Cash Management Arrangements.................................................................    17
Section 6.2         Required Repair Funds........................................................................    17
        6.2.1       DEPOSIT OF REQUIRED REPAIR FUNDS.............................................................    17
        6.2.2       RELEASE OF REQUIRED REPAIR FUNDS.............................................................    17
Section 6.3         Tax Funds....................................................................................    17
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        6.3.1       DEPOSITS OF TAX FUNDS........................................................................    17
        6.3.2       RELEASE OF TAX FUNDS.........................................................................    17
Section 6.4         Insurance Funds..............................................................................    17
        6.4.1       DEPOSITS OF INSURANCE FUNDS..................................................................    17
        6.4.2       RELEASE OF INSURANCE FUNDS...................................................................    17
Section 6.5         Capital Expenditure Funds....................................................................    17
        6.5.1       DEPOSITS OF CAPITAL EXPENDITURE FUNDS........................................................    17
        6.5.2       RELEASE OF CAPITAL EXPENDITURE FUNDS.........................................................    17
Section 6.6         Rollover Funds...............................................................................    17
        6.6.1       DEPOSITS OF ROLLOVER FUNDS...................................................................    17
        6.6.2       RELEASE OF ROLLOVER FUNDS....................................................................    17
Section 6.7         Security Interest in Reserve Funds...........................................................    17
        6.7.1       GRANT OF SECURITY INTEREST...................................................................    17
        6.7.2       INCOME TAXES; INTEREST.......................................................................    17
        6.7.3       PROHIBITION AGAINST FURTHER ENCUMBRANCE......................................................    17
Section 6.8         Property Cash Flow Allocation................................................................    17
        6.8.1       ORDER OF PRIORITY OF FUNDS IN DEPOSIT ACCOUNT................................................    17
        6.8.2       FAILURE TO MAKE PAYMENTS.....................................................................    17
        6.8.3       APPLICATION AFTER EVENT OF DEFAULT...........................................................    17

VII.     PROPERTY MANAGEMENT.....................................................................................    17

Section 7.1         The Management Agreement.....................................................................    17
Section 7.2         Prohibition Against Termination or Modification..............................................    17
Section 7.3         Replacement of Manager.......................................................................    17

VIII.    PERMITTED TRANSFERS.....................................................................................    17

Section 8.1         Permitted Transfer of the Property...........................................................    17
Section 8.2         Permitted Transfers of Interest in Borrower..................................................    17

IX.      SALE AND SECURITIZATION OF MORTGAGE.....................................................................    17

Section 9.1         Sale of Mortgage and Securitization..........................................................    17
Section 9.2         Securitization Indemnification...............................................................    17
Section 9.3         Rating Surveillance..........................................................................    17
Section 9.4         Severance Documentation......................................................................    17

X.       DEFAULTS ...............................................................................................    17

Section 10.1        Event of Default.............................................................................    17
Section 10.2        Remedies.....................................................................................    17
Section 10.3        Lender's Right to Perform....................................................................    17
Section 10.4        Remedies Cumulative..........................................................................    17

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XI.      MISCELLANEOUS...........................................................................................    17

Section 11.1        Successors and Assigns.......................................................................    17
Section 11.2        Lender's Discretion..........................................................................    17
Section 11.3        Governing Law................................................................................    17
Section 11.4        Modification, Waiver in Writing..............................................................    17
Section 11.5        Delay Not a Waiver...........................................................................    17
Section 11.6        Notices......................................................................................    17
Section 11.7        No Trial by Jury.............................................................................    17
Section 11.8        Headings.....................................................................................    17
Section 11.9        Severability.................................................................................    17
Section 11.10       Preferences..................................................................................    17
Section 11.11       Waiver of Notice.............................................................................    17
Section 11.12       Remedies of Borrower.........................................................................    17
Section 11.13       Expenses; Indemnity..........................................................................    17
Section 11.14       Schedules Incorporated.......................................................................    17
Section 11.15       Offsets, Counterclaims and Defenses..........................................................    17
Section 11.16       No Joint Venture or Partnership; No Third Party Beneficiaries................................    17
Section 11.17       Publicity....................................................................................    17
Section 11.18       Waiver of Marshalling of Assets..............................................................    17
Section 11.19       Waiver of Offsets/Defenses/Counterclaims.....................................................    17
Section 11.20       Conflict; Construction of Documents; Reliance................................................    17
Section 11.21       Brokers and Financial Advisors...............................................................    17
Section 11.22       Exculpation..................................................................................    17
Section 11.23       Prior Agreements.............................................................................    17
Section 11.24       Servicer.....................................................................................    17
Section 11.25       Joint and Several Liability..................................................................    17
Section 11.26       Creation of Security Interest................................................................    17
Section 11.27       Assignments and Participations...............................................................    17
Section 11.28       Counterparts.................................................................................    17
Section 11.29       Set-Off......................................................................................    17

                                    SCHEDULES

Schedule I          -      Rent Roll
Schedule II         -      Intentionally Deleted
Schedule III        -      Organizational Chart
Schedule IV         -      Exceptions to Representations and Warranties
Schedule V          -      Special Purpose Bankruptcy Remote Covenants
Schedule VI         -      Description of DSW Parcel
Schedule VII        -      Description of REA
Schedule VIII       -      Tax Parcels

                                                                  March 31, 2003

                                      -v-

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                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of April 1, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between UBS WARBURG REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (together with its successors and assigns, collectively, "Lender") and PFP COLUMBUS, LLC a Delaware limited liability company, having an address at 20 South Third Street, Columbus, Ohio 43125 (together with its permitted successors and assigns, collectively, "Borrower").

                  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

                  WHEREAS, Borrower desires to obtain the Loan from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

                  NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

                  I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1. SPECIFIC DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly provided:

                  "AFFILIATE" shall mean, as to any Person, any other Person that (i) owns directly or indirectly forty-nine percent (49%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person and/or (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or
(iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGENT" shall mean Wachovia Bank, National Association and any successor Eligible Institution thereto.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower's good faith estimate of anticipated Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

                                                                  March 31, 2003

                                      -1-

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                  "APPROVED CAPITAL EXPENDITURES" shall mean Capital
Expenditures incurred by Borrower and either (i) included in the Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

                  "APPROVED LEASING EXPENSES" shall mean actual out-of-pocket expenses incurred by Borrower in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

                  "ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

                  "CALCULATION DATE" shall mean the last day of each calendar quarter.

                  "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.

                  "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

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                                      -2-

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                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash
Management Agreement of even date herewith among Lender, Borrower, Manager and Agent.

                  "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

                  "CLEARING ACCOUNT AGREEMENT" shall mean that certain Clearing Account Agreement dated the date hereof by and among Borrower, Lender, Manager and the Clearing Bank.

                  "CLOSING DATE" shall mean the date of funding the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "COMPONENT" shall mean, individually, any one of Component A-1, Component A-2, Component B-1, Component B-2, Component B-3, Component B-4 or Component B-5.

                  "COMPONENT A-1" shall mean that certain Component of Note A having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT A-2" shall mean that certain Component of Note A having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT B-1" shall mean that certain Component of Note B having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT B-2" shall mean that certain Component of Note B having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT B-3" shall mean that certain Component of Note B having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT B-4" shall mean that certain Component of Note B having the original principal amount set forth in Section 2.1.5.

                  "COMPONENT B-5" shall mean that certain Component of Note B having the original principal amount set forth in Section 2.1.5.

                  "COMPONENTS" shall mean, collectively, Component A-1, Component A-2, Component B-1, Component B-2, Component B-3, Component B-4 and Component B-5.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

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                                      -3-

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                  "CONTROL" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, or by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, the aggregate amount of the scheduled principal and interest payments due and payable under the Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean, as of any Calculation Date, the ratio calculated by Lender of (i) the Net Cash Flow for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the projected Debt Service that would be due for the twelve
(12) calendar month period immediately following such calculation.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to each Component, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Interest Rate for such Component.

                  "DEFEASANCE COLLATERAL" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

                  "DSW PURCHASE OPTION" shall mean the option vested in Polaris Mall, LLC, a Ohio limited liability company, ("DSW") to purchase the portion of the Property described on Schedule VI (the "DSW PARCEL") in accordance with
Section 20.01 of that certain Ground Lease Agreement dated As of April 30th, 2002 between Sole Member (predecessor-in-interest to Borrower), as landlord, and DSW, as tenant.

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state

                                                                  March 31, 2003
authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

                  "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

                  "FIDELITY L/C RELEASE EVENT" shall occur if either (i) Lender receives an estoppel certificate no later than April 1, 2004 from Fidelity in a form reasonably satisfactory to Lender pursuant to which Fidelity certifies to Lender that (1) Fidelity has taken occupancy of its demised premises, (2) all of the conditions precedent to Fidelity's obligation to commence the payment of rent under the Fidelity Lease have been satisfied, (3) Fidelity has commenced the payment of rent under the Fidelity Lease, without any right of abatement or offset with respect to Borrower's construction obligations, (4) Fidelity has no further right to terminate the Fidelity Lease pursuant to Section 3.02 thereof and (5) neither Borrower nor Fidelity are in default under the Fidelity Lease,
(ii) on or before April 1, 2004, Borrower re-lets the space demised under the Fidelity Lease in accordance with this Agreement on terms no less than favorable than the Fidelity Lease to a new tenant no less creditworthy than Fidelity as reasonably determined by Lender and Lender receives an estoppel certificate no later than April 1, 2004 from such new tenant in a form reasonably satisfactory to Lender pursuant to which such new tenant certifies to Lender that (1) such new tenant has taken occupancy of its demised premises, (2) all of the conditions precedent to such new tenant's obligation to commence the payment of rent under its Lease have been satisfied, (3) such new tenant has commenced the payment of rent under its Lease, without any right of abatement or offset with respect to Borrower's construction obligations, (4) such new tenant has no right to terminate its Lease (except in the event of a Casualty, Condemnation or landlord default) and (5) neither Borrower nor such new tenant are in default under such Lease or (iii) as of any Calculation Date, the Debt Service Coverage Ratio shall be greater than 1.69:1 (provided that for purposes of the determination of the Debt Service Ratio for purposes of this Fidelity L/C Release Event definition, the Net Cash Flow shall not include any Rents payable with respect to the space demised by the Fidelity Lease, whether pursuant to the Fidelity Lease or any other Lease of such space). Borrower and Lender agree that clauses (i) and (ii) of this definition shall be of no further effect after April 1, 2004 and that after April 1, 2004 this definition shall be deemed to consist solely of clause (iii).

                  "FIDELITY LEASE" shall mean that Lease dated as of March 19, 2003 between Fidelity Brokerage Services, LLC, a Delaware limited liability company ("FIDELITY"), as tenant, and Borrower, as landlord, pursuant to which Fidelity leased a certain portion of the Property from Borrower.

                                                                  March 31, 2003

                  "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS REVENUE" shall mean all revenue derived from the ownership and operation of the Property from whatever source, including Rents and any Insurance Proceeds, but only if and to the extent Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4 hereof.

                  "GUARANTOR" shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

                  "GUARANTY" shall mean, collectively, the Recourse Guaranty and the Payment Guaranty.

                  "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                  "INSOLVENCY OPINION" shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Frost Brown Todd LLC in connection with the Loan.

                  "INTEREST RATE" shall mean (a) the following rates per annum with respect to the corresponding Components comprising Note A as set forth below:

                                                                  March 31, 2003

  COMPONENT                            INTEREST RATE
  ---------                            -------------
Component A-1                        5.24 % per annum

Component A-2                        5.24 % per annum

and (b) the following rates per annum with respect to the corresponding Components comprising Note B as set forth below:

  COMPONENT                 INTEREST RATE
  ---------                 -------------
Component B-1             5.24 % per annum

Component B-2             5.24 % per annum

Component B-3             5.24 % per annum

Component B-4             5.24 % per annum

Component B-5             5.24 % per annum

                  "KEY PRINCIPAL" shall mean Glimcher Realty Trust, a Maryland real estate investment trust.

                  "LEASE" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (which letter of credit

                                                                  March 31, 2003
shall provide that such letter of credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each, unless the issuing bank sends a written notice (a "NON-RENEWAL NOTICE") to Lender by certified or registered mail, return receipt requested, not less than thirty
(30) days preceding the then expiration date of such letter of credit, that it elects not to have such letter of credit renewed) in favor of Lender and entitling Lender to draw thereon in New York, New York (or by facsimile or overnight mail), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

                  "LIEN" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the loan in the original principal amount of $150,000,000 made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Recourse Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan

                  "MAJOR CONTRACT" shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include only those contracts having payments due thereunder in excess of $500,000 per annum) relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

                  "MAJOR LEASE" shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates (i) cover more than 7,500 square feet at the Property.

                  "MANAGEMENT AGREEMENT" shall mean the management agreement entered into by and between Borrower, the Manager and Glimcher Development Corporation, pursuant to which the Manager is to provide management and other services with respect to the Property.

                  "MANAGER" shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership., or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents.

                  "MATERIAL ALTERATION" shall mean any alteration (i) affecting structural elements of the Property the cost of which exceeds $2,000,000 or (ii) which could reasonably be expected to have a material adverse affect Borrower's financial condition or the value or Net Cash Flow of

                                                                  March 31, 2003
the Property; provided, however, that in no event shall (A) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or
(B) alterations performed as part of the Restoration of the Property after a Casualty or Condemnation, constitute a Material Alteration.

                  "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MINIMUM DISBURSEMENT AMOUNT" shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $827,376.73 which is based on the Interest Rate and a 360-month amortization schedule.

                  "MONTHLY PAYMENT DATE" shall mean the eleventh (11th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be May 11, 2003.

                  "MORTGAGE" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" shall mean, for any period, the net cash flow of the Property as determined by Lender in its sole but good faith discretion in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies.

                  "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Award.

                  "NOTE" shall mean, collectively, Note A and Note B.

                  "NOTE A" shall mean that certain Promissory Note A dated as of the date hereof in the stated principal amount of $135,000,000 executed by Borrower and payable to the order of Lender in evidence of a portion of the Loan, as the same may be amended, supplemented, restated, increased, extended or consolidated from time to time.

                                                                  March 31, 2003

                  "NOTE B" shall mean that certain Promissory Note B dated as of the date hereof in the stated principal amount of $15,000,000 executed by Borrower and payable to the order of Lender in evidence of a portion of the Loan, as the same may be amended, supplemented, restated, increased, extended or consolidated from time to time.

                  "OBLIGATIONS" shall mean, collectively, Borrower's obligations for the payment of the Debt and the performance of the Other Obligations.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by the chief financial officer of Sole Member.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "OTHER OBLIGATIONS" shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

                  "PAYMENT GUARANTY" shall mean that certain Guaranty of even date herewith from Guarantor for the benefit of Lender.

                  "PERMITTED ENCUMBRANCES" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers', mechanics' or similar Liens on the Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

                  "PERMITTED TRANSFEREE" shall mean a corporation, partnership or limited liability company (i) acceptable to Lender in its reasonable discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, (iii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies in their reasonable discretion, (iv) is a creditworthy Person with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

                                                                  March 31, 2003

                  "PROPERTY" shall mean the parcels of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clauses of the Mortgage.

                  "RATING AGENCIES" shall mean, prior to the final Securitization of the Loan, each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA, Inc., Duff & Phelps, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

                  "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

                  "REA" shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, that certain Construction, Operation and Reciprocal Easement Agreement more specifically described on Schedule VII attached hereto and made a part hereof.

                  "RECOURSE GUARANTY" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

                  "RELEASE DATE" shall mean the earlier to occur of (i) the fourth (4th) anniversary of the Closing Date and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving this Loan.

                  "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "RENTS" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4 hereof.

                                                                  March 31, 2003

Notwithstanding anything herein to the contrary, fees payable to Manager under the management agreement shall not constitute Rents.

                  "RESERVE FUNDS" shall mean, collectively, all funds deposited by Borrower with Lender or Agent pursuant to Article 6 of this Agreement, including the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, the Operating Expense Funds and the Rollover Funds.

                  "RESTORATION" in connection with a Casualty or a Condemnation, the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation.

                  "SCHEDULED DEFEASANCE PAYMENTS" shall mean scheduled payments of interest and principal under the Note for all Monthly Payment Dates occurring after the Defeasance Date and up to and including the Stated Maturity Date (including the outstanding principal balance on the Note as of the Stated Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, Rating Surveillance Charges and other similar charges.

                  "SECURITY AGREEMENT" shall mean a security agreement in form and substance that would be satisfactory to Lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

                  "SOLE MEMBER" shall mean Polaris Mall, LLC, a Delaware limited liability company, the sole member of Borrower.

                  "STATE" shall mean the State or Commonwealth in which the Property or any part thereof is located.

                  "STATED MATURITY DATE" shall mean April 11, 2013.

                  "SURVEY" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates, sewer rents or service payments in-lieu-of ad valorem taxes now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

                  "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

                  "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

                                                                  March 31, 2003

                  "TITLE INSURANCE POLICY" shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

                  "TRUSTEE" shall mean any trustee holding the Loan in a Securitization.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State.

                   "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

                  "YIELD MAINTENANCE PREMIUM" shall mean an amount which, when added to the outstanding principal balance of the Loan, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payments are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

                  SECTION 1.2 INDEX OF OTHER DEFINITIONS. The following terms are defined in the sections or Loan Documents indicated below:

"Accounts" - Section 6.1
"Acquired Property Statements" - Section 9.1(c)
"Borrower's Recourse Liabilities"  Section 11.22
"Capital Expenditure Account" - Section 6.5.1
"Capital Expenditure Funds" - Section 6.5.1
"Cash Collateral Account" Section 6.8.3
"Cash Collateral Funds" Section 6.8.3
"Casualty and Condemnation Account" - Cash Management Agreement
"Casualty Consultant" - Section 5.3.2(c)
"Casualty Retainage" - Section 5.3.2(d)
"Clearing Account" - Section 6.1
"Clearing Bank" - Section 6.1
"Debt Service Account" - Cash Management Agreement
"Defeasance Collateral Account" - Section 2.5.2
"Defeasance Date" - Section 2.5.1(a)(i)
"Defeasance Event" - Section 2.5.1(a)
"Defeased Note" - Section 2.5.1(a)
"Deposit Account" - Section 6.1
"Disclosure Document" - Section 9.2(a)
"Disclosure Document Date" - Section 9.1(c)(iv)
"Easements" - Section 3.1.12
"Equipment" - Mortgage
"ERISA" - Section 4.2.13

                                                                  March 31, 2003

"Event of Default" - Section 10.1
"Exchange Act" - Section 9.2(a)
"Exchange Act Filing" - Section 9.1(c)(vi)
"Extraordinary Expense" - Section 4.1.7(e)
"Fidelity L/C" - Section 6.8.2
"Full Defeasance" - Section 2.5.1(a)
"Improvements" - Mortgage
"Indemnified Liabilities" - Section 11.13(b)
"Independent Director" - Schedule V
"Initial Interest Period" - Section 2.3.1
"Insurance Account" - Section 6.4.1
"Insurance Funds" - Section 6.4.1
"Insurance Premiums" - Section 5.1.1(b)
"Interest Period" - Section 2.3
"Key Principal" - Section 8.2
"Lease Termination Payments" - Section 6.6.1(b)(i)
"Liabilities" - Section 9.2(b)
"Manager Termination Ratio" - Section 7.3
"Net Proceeds Deficiency" - Section 5.3.2(f)
"Note" - Section 2.1.3
"Notice" - Section 11.6
"Operating Expense Account" - Section 6.8
"Operating Expense Funds" - Section 6.8
"Optional Prepayment Date": - Section 2.4.1
"Partial Defeasance" - Section 2.5.1(a)
"Permitted Indebtedness" - Schedule V
"Permitted Investments" - Cash Management Agreement
"Permitted Transfer" - Section 8.2
"Policies" - Section 5.1.1(b)
"Rating Surveillance Charge" - Section 9.3
"Registration Statement" - Section 9.2(b)
"Remaining Property" - Section 2.6
"Restoration" - Section 5.2.1
"Rollover Account" - Section 6.6.1
"Rollover Funds" - Section 6.6.1
"Secondary Market Transaction" - Section 9.1(a)
"Securities" - Section 9.1(a)
"Securities Act" - Section 9.2(a)
"Securitization" - Section 9.1(a)
"Servicer" - Section 11.24
"Servicing Agreements" - Section 11.24
"Severed Loan Documents" - Section 10.2(c)
"Special Member" - Schedule V
"Springing Recourse Event" - Section 11.22
"Standard Statements" - Section 9.1(c)
"Successor Borrower" - Section 2.5.3
"Tax Account" - Section 6.3.1

                                                                  March 31, 2003

"Tax Funds" - Section 6.3.1
"Transfer" - Section 4.2.1
"UBS" - Section 9.2(b)
"UBS Group" - Section 9.2(b)
"Undefeased Note" - Section 2.5.1(a)
"Underwriter Group" - Section 9.2(b)
"Updated Information" - Section 9.1(b)(i)

                  SECTION 1.3 PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II.      THE LOAN

                  SECTION 2.1 THE LOAN.

                  2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

                  2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTE. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.

                  2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes, insurance premiums and Other Charges, if any, in respect of the Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender and (v) fund any working capital requirements of the Property, as approved by Lender. Any excess proceeds may be used for any lawful purpose.

                  2.1.5 COMPONENTS OF THE LOAN. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of Note A shall be divided into Component A-1 and Component A-2 and the principal balance of Note B shall be divided into Component B-1, Component B-2, Component B-3 and Component B-4. The principal amount of the Components shall be as follows:

                                                                  March 31, 2003

COMPONENT                                                 PRINCIPAL AMOUNT
---------                                                 ----------------
A-1                                                           $67,500,000

A-2                                                           $67,500,000

B-1                                                           $ 3,000,000

B-2                                                           $ 3,000,000

B-3                                                           $ 3,000,000

B-4                                                           $ 3,000,000

B-5                                                           $ 3,000,000

                  SECTION 2.2 INTEREST RATE.

                  2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Stated Maturity Date, at the Interest Rate.

                  2.2.2 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  2.2.3 INTEREST CALCULATION. Interest on the outstanding principal balance of each Component shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate for such Component or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance of such Component. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

                  2.2.4 USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be

                                                                  March 31, 2003
amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  SECTION 2.3 LOAN PAYMENTS.

                  2.3.1 PAYMENTS. Borrower shall pay to Lender (a) on the date hereof, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including April 10, 2003 (the "INITIAL INTEREST PERIOD"), (b) on each Monthly Payment Date thereafter beginning on May 11, 2003 throughout the Term, a payment of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied which payments shall be applied, (i) first, to accrued and unpaid interest on Note A (and any Components thereunder in numerical order), (ii) second, to the reduction of the principal balance of Note A (and any Components thereunder in numerical order) in an amount equal to the applicable installment of principal, if any, then due for the month in which such Monthly Payment, (iii) third, to accrued and unpaid interest on Note B (and any Components thereunder in numerical order), (iv) fourth, to the reduction of the principal balance of Note A (and any Components thereunder in numerical order), until such principal balance is reduced to zero, and (v) fifth, to the reduction of the principal balance of Note B (and any Components thereunder in numerical order) until such principal balance is reduced to zero, and (c) all amounts required in respect of Reserve Funds as set forth in Article 6 hereof.

                  2.3.2 PAYMENTS GENERALLY. After the Initial Interest Period, each interest accrual period thereafter (each, an "INTEREST PERIOD") shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh day of each calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement, the Note and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

                  2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

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                                      -17-

                  2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Loan Documents, including the payment of principal due on the Maturity Date (but only to the extent that such principal payment due on the Maturity Date is not paid within five days of the Maturity Date), is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however that such late payment charge shall not apply if adequate funds are available at the time in question in the Deposit Account for such payments and Agent failed (or Lender failed to cause Agent) to allocate such funds accordingly. Any such amount shall be secured by the Mortgage and the other Loan Documents.

                  2.3.5    METHOD AND PLACE OF PAYMENT.

                  (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the Business Day immediately preceding such due date.

                  SECTION 2.4 PREPAYMENTS.

                  2.4.1    VOLUNTARY PREPAYMENTS.

                  (a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. From and after the date which is ninety (90) days prior to the Stated Maturity Date (the "Optional Prepayment Date"), Borrower may, at its option and upon no less than thirty (30) days prior notice to Lender, prepay the Debt in whole only without payment of the Yield Maintenance Premium; provided that, any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date.

                  (b) If Borrower has elected to prepay the Loan in whole from and after the Optional Prepayment Date and the requirements of this Section
2.4.1 have been satisfied, the Property shall be released from the Lien of the Mortgage. In connection with such release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Prepayment Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all

                                                                  March 31, 2003

Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.4, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

                  2.4.2 MANDATORY PREPAYMENTS. If Lender is not obligated to make Net Proceeds available to Borrower for a Restoration, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the outstanding principal balance of the Loan, Borrower shall, at Lender's option, prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

                  2.4.3 PREPAYMENTS AFTER DEFAULT. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower or any other Person, or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be in violation of the prohibition against prepayment set forth in
Section 2.4.1 and Borrower shall pay, in addition to the outstanding principal balance of the Loan (i) all accrued and unpaid interest and other amounts payable under the Loan Documents and (ii) the Yield Maintenance Premium.

                  2.4.4 APPLICATION OF PREPAYMENTS TO COMPONENTS. Any prepayment of the principal balance of the Loan, in whole or in part (including pursuant to Section 2.4.2), shall be applied (i) first, to the payment of costs and expenses of Lender, if any (if, and only if, the payment of such costs and expenses is required pursuant to the terms of the Loan Documents (other than this Section 2.4.4)), including, without limitation, reasonable attorneys' fees and disbursements, actually incurred in connection with such prepayment, (ii) second, to the payment of all accrued and unpaid interest on Note A, (iii) third, to reduce the principal balance of Note A (and any Components thereunder in numerical order) until such principal balance is reduced to zero, (iv) fourth, to the payment of all accrued and unpaid interest on Note B and (v) fifth, to reduce the principal balance of Note B (and any Components thereunder in numerical order) until such principal balance is reduced to zero.

                  SECTION 2.5 DEFEASANCE.

                  2.5.1    CONDITIONS TO DEFEASANCE.

                  (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Optional Prepayment Date to voluntarily defease the entire Loan (a "Full Defeasance") or, in the event of the exercise of the DSW Purchase Option, a portion thereof (a "Partial Defeasance") and obtain a full or partial release, as the case may be, of the lien of the Mortgage by providing Lender with the Defeasance Collateral (any such Full Defeasance or Partial Defeasance is hereinafter, a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

                                                                  March 31, 2003

                           (i) Borrower shall provide Lender not less than thirty (30) days notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the "Defeasance Date") on which the Defeasance Event is to occur;

                           (ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

                           (iii) Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.2 and 2.5.3 hereof;

                           (iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

                           (v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.5,
         (C) the Defeasance Event will not result in a significant modification and will not be an exchange of the Note for purposes of Section 1001 of the Code and the Treasury Regulations thereunder, and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to any Successor Borrower;

                           (vi) In the case of a Partial Defeasance, the execution and delivery by Borrowers of all necessary documents to amend and restate the Note and issue two substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance and a pro rata allocation of the Monthly Debt Service Payment Amount. (After a Partial Defeasance, all references hereunder and in the other Loan Documents to "Note" shall be deemed to mean the Undefeased Note, unless expressly provided to the contrary.) A Defeased Note cannot be the subject of any further Defeasance;

                           (vii) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Defeasance Event;

                           (viii)   Borrower shall deliver an Officer's
         Certificate certifying that the requirements set forth in this Section
         2.5 have been satisfied;

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                                      -20-

                           (ix) Borrower shall deliver a certificate from a nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                           (x)      Borrower shall deliver such other
         certificates, opinions, documents and instruments as Lender may reasonably request; and

                           (xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

                  (ii) If Borrower has elected a Full Defeasance and the requirements of this Section 2.5 have been satisfied, the Property shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees. Except as set forth in Section 2.4 and this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

                  2.5.2 DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and
(ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

                                                                  March 31, 2003

                  2.5.3 SUCCESSOR BORROWER. In connection with a Defeasance Event under this Section 2.5, Borrower shall, if required by the Rating Agencies or at Lender's option, establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies and Lender. Any such Successor Borrower may, at Borrower's option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Defeased Note and the Security Agreement. As conditions to such assignment and assumption, Borrower shall deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such Successor Borrower in accordance with its terms and that the Defeased Note, Security Agreement and other Loan Documents, as so assumed, are enforceable against such Successor Borrower in accordance with their respective terms. Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

                  2.5.4 APPOINTMENT AS ATTORNEY IN FACT. Upon the release of the Property in accordance with Section 2.5.1(b), Borrower shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.5 or otherwise. In connection with the conditions set forth in this Section 2.5, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrower. Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph.

                  SECTION 2.6 RELEASE OF DSW PARCEL. Borrower may obtain (i) the release of the DSW Parcel from the Lien of the Mortgage (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to the DSW Parcel (other than those obligations expressly stated to survive), provided each of the following conditions are satisfied:

                  (a)      Borrower shall satisfy the requirements set forth in
Section 2.5 with respect to a Partial Defeasance;

                  (b) such release is made only in connection with a conveyance of the DSW Parcel to DSW (or an Affiliate thereof) pursuant to the DSW Purchase Option;

                  (c)      DSW shall have duly exercised the DSW Purchase
Option;

                  (d) Borrower shall defease a portion of the outstanding principal in the amount of $2,672,500;

                  (e) the DSW Parcel shall constitute a separate, legally subdivided parcel of land and a separate tax lot;

                                                                  March 31, 2003

                  (f) the conveyance of the DSW Parcel does not (1) adversely affect the operation of or access to or from the portion of the Property continuing to be subject to the Lien of the Mortgage after such release (the "Remaining Property"), (2) cause any portion of the Remaining Property to be in violation of any Legal Requirements, (3) create any Liens on the Remaining Property, or (4) violate any Leases, reciprocal easement agreements or operating agreements affecting the Property;

                  (g)      no Event of Default shall exist;

                  (h) the representations and warranties made by Borrower in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such conveyance (and after giving effect to such conveyance);

                  (i) Borrower shall submit to Lender, not less than 30 days prior to the date of such release:

                           (i) a release of Lien for the DSW Parcel (for execution by Lender) in a form appropriate in the State and satisfactory to Lender in its reasonable discretion;

                           (ii) if required by Lender in its reasonable discretion, a proposed form of easement and operating agreement (or amendment to any existing easement or operating agreement) between Borrower and the transferee of the DSW Parcel, in form and substance satisfactory to Lender in its reasonable discretion, pursuant to which Borrower shall receive such easements, and the right to enforce such restrictive covenants, over the DSW Parcel that are reasonably required for the continued use and operation of the Remaining Property;

                           (iii) zoning opinions or other evidence reasonably satisfactory to Lender (which may include an appropriate endorsement to the title insurance policy or a letter/certificate from the applicable municipal authority reasonably acceptable to Lender) that (1) the DSW Parcel being released and the Remaining Property have been legally subdivided into separate parcels, (2) the Remaining Property complies with all material zoning laws, (3) all of the then existing certificates of occupancy applicable to the Remaining Property shall remain in full force and effect after the conveyance of the DSW Parcel to be released and (4) no portion of the Remaining Property shall for any purpose whatsoever be part of a tax lot with all or part of any of the DSW Parcel being released; and

                           (iv) an Officer's Certificate certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will not impair or otherwise adversely affect the Liens and other rights of Lender under the Loan Documents;

                  (j) if reasonably required by Lender in accordance with paragraph (i)(ii) above, concurrently with such release, Borrower shall deliver to Lender an executed original of the easement agreement referred to in paragraph (i)(ii) above;

                                                                  March 31, 2003

                  (k) if the parcel released shall deviate from the description of the DSW Parcel attached hereto as Schedule VI, the shape, location and configuration of the Remaining Property shall be reasonably satisfactory to Lender;

                  (l) if such release occurs after a Secondary Market Transaction, an opinion of counsel for Borrower in form satisfactory to Lender stating that the release of the DSW Parcel will not adversely affect the status of any REMIC Trust formed in connection with a Secondary Market Transaction;

                  (m) immediately after giving effect to such release, Borrower shall continue to be in compliance with the representations, warranties and covenants set forth in Sections 3.1.24 and 4.2.12;

                  (n) Borrower shall pay all expenses incurred by Lender (including reasonable attorneys' fees) in connection with such release; and

                  (o) Borrower shall satisfy such other conditions imposed by Lender in its reasonable discretion.

                  III.     REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 BORROWER REPRESENTATIONS.

                  Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV with reference to a specific Section of this
Article 3:

                  3.1.1 ORGANIZATION. Each of Borrower and Sole Member is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

                  3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or

                                                                  March 31, 2003
provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

                  3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against Borrower, Sole Member, the Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), Sole Member, Manager or the condition or ownership of the Property.

                  3.1.5 AGREEMENTS. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

                  3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

                  3.1.7 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create
(i) a valid, first priority, perfected lien on Borrower's interest in the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower's ability to pay its obligations in a timely manner.

                  3.1.8 NO PLAN ASSETS. As of the date hereof and throughout the Term (i) Borrower is not and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of Borrower constitutes or will

                                                                  March 31, 2003
constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

                  3.1.9 COMPLIANCE. Borrower and the Property (including, without limitation, all of the Improvements thereof) and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning and land use laws, ordinances, rules, regulations, codes, covenants and restrictions (including, without limitation, subdivision and parking requirements). Borrower has not received any notice of any violation of any of the foregoing. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. The Property is used exclusively for a shopping center and other appurtenant and related uses and all permits, certifications, licenses, and approvals required for the legal use, occupancy and operation of the Property have been obtained and are in full force and effect. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property except as set forth in the REA. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

                  3.1.10 FINANCIAL INFORMATION. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

                  3.1.11 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                                                                  March 31, 2003

                  3.1.12 EASEMENTS; UTILITIES AND PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property or in valid, recorded easements, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed, and either dedicated to public use and accepted by all Governmental Authorities, or subject to the REA which gives Borrower all necessary access rights.

                  3.1.13 SEPARATE LOTS. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

                  3.1.14 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

                  3.1.15 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  3.1.16 ASSIGNMENT OF LEASES. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

                  3.1.17 INSURANCE. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

                  3.1.18 LICENSES. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

                  3.1.19 FLOOD ZONE. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

                                                                  March 31, 2003

                  3.1.20 PHYSICAL CONDITION. The Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  3.1.21 BOUNDARIES. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and, except as permitted by the REA, no improvements on adjoining properties encroach upon the Property, and, except as permitted by the REA, no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

                  3.1.22 LEASES. The rent roll attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I. The Leases identified on Schedule I are in full force and effect and there are no defaults thereunder by either party. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. Except as provided on Schedule I (i) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (ii) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant and (iii) the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of rent under the Leases. Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. To the best of Borrower's knowledge (without independent inquiry), each Tenant is free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of Borrower, except as may be disclosed otherwise on Schedule I. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.

                  3.1.23 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or

                                                                  March 31, 2003
other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

                  3.1.24 SINGLE PURPOSE. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full, Borrower shall comply with the special purpose bankruptcy remote covenants set forth on Schedule V.

                  3.1.25 TAX FILINGS. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

                  3.1.26 SOLVENCY. Borrower (i) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

                  3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  3.1.28 ORGANIZATIONAL CHART. The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule III have any ownership interest in, or right of control, directly or indirectly, in Borrower.

                                                                  March 31, 2003

                  3.1.29 ORGANIZATIONAL STATUS. Borrower's exact legal name is: PFP Columbus, LLC, a Delaware limited liability company. Borrower's Tax I.D. number is 37-1462353 and Borrower's Delaware Organizational I.D. number is 3628991.

                  3.1.30 BANK HOLDING COMPANY. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

                  3.1.31 NO CASUALTY. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

                  3.1.32 PURCHASE OPTIONS. Neither the Property nor any part thereof are subject to any purchase options or other similar rights in favor of third parties, except for the DSW Purchase Option.

                  3.1.33 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

                  3.1.34 PUHCA. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.

                  3.1.35 INVESTMENT COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  3.1.36 USE OF PROPERTY. The Property consists solely of a shopping center and related operations and is used for no other purpose.

                  3.1.37 FISCAL YEAR. Each fiscal year of Borrower commences on January 1.

                  3.1.38 NO OTHER FINANCING. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan. Borrower has no indebtedness other than Permitted Indebtedness.

                  3.1.39   CONTRACTS.

                  (a) Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

                  (b) Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or

                                                                  March 31, 2003
received any notice of default under any of the Major Contracts that remains uncured or in dispute.

                  (c) Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

                  (d) Except for the Manager under the Management Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

                  3.1.40 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower, other than with regard to market risk inherent in projecting future operations.

                  3.1.41 OTHER OBLIGATIONS AND LIABILITIES. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect. Borrower has no known contingent liabilities.

                  3.1.42 REA. The REA is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule IV, the REA has not been modified, amended or supplemented.

                  3.1.43   Survival of Representations.

                  The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

                  IV.      BORROWER COVENANTS

                  SECTION 4.1 BORROWER AFFIRMATIVE COVENANTS.

                  Borrower hereby covenants and agrees with Lender that:

                  4.1.1 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

                  4.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Each of Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep

                                                                  March 31, 2003
in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property.

                  4.1.3 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that such Taxes have been deposited into the Tax Account pursuant to Section 6.3 hereof). Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property (or Borrower shall pay such Taxes or Other Charges under protest); and (vi) unless Borrower has paid such Taxes or Other Charges under protest, Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established. Upon the payment of such Taxes or Other Charges or the final determination by the appropriate Governmental Authority that such Taxes or Other Charges are not due, Lender shall return any such security or part thereof (together with any interest earned thereon) held by Lender to Borrower, within 10 days after the delivery by Borrower to Lender of a request therefor provided that (1) no Event of Default shall be continuing and (2) the request for disbursement is accompanied by evidence reasonably satisfactory to Lender that Borrower has paid the applicable Taxes or Other Charges (or that the appropriate Governmental Authority has made a final determination that such Taxes or Other Charges are not due.

                  4.1.4 LITIGATION. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Sole Member which might materially adversely affect the Property or Borrower's or Sole Member's condition (financial or otherwise) or business (including Borrower's ability to perform its obligations hereunder or under the other Loan Documents).

                  4.1.5 ACCESS TO PROPERTY. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants.

                  4.1.6 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

                                                                  March 31, 2003

                  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt, as Lender may reasonably require; and

                  (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  4.1.7    FINANCIAL REPORTING.

                  (a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                  (b)      Borrower shall furnish Lender annually, within ninety
(90) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth Net Cash Flow, Gross Revenue and Operating Expenses for the Property. Borrower's annual financial statements shall be accompanied by an Officer's Certificate certifying (i) that such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property and (ii) whether to the best of Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP as applicable:

                           (i) quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower;

                           (ii) a calculation reflecting the net operating income of the Property as of the last day of such quarter, for such quarter and the last four quarters; and

                                                                  March 31, 2003

                           (iii)    a current rent roll for the Property; and

                           (iv) a summary report containing each of the following with respect to the Property for the most recently completed calendar year: (A) if reasonably requested by Lender and only to the extent such information is available to Borrower, aggregate sales by Tenants under Leases or other occupants of the Property, both on an actual (or to the extent such information is not provided by Tenants, Manager's or Borrower's best estimate) and on a comparable store basis,
         (B) rent per square foot payable by each Tenant, and (C) aggregate occupancy of the Property by anchor space and in-line store space as of December 31.

                  (d) Borrower will furnish Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP, as applicable:

                           (i) monthly and year-to-date statements of income and expense and cash flow prepared for such month with respect to the Property;

                           (ii) a comparison of the budgeted income and expenses as set forth in the Annual Budget and the actual income and expenses for such month and year to date for the Property;

                           (iii)    a current rent roll for the Property; and

                           (iv) any notice received from a Tenant under a Major Lease threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord (but only to the extent that Borrower reasonably determines that Tenant has a good faith basis for such threat or allegation), requesting a termination of a Major Lease or a material modification of any Major Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Major Lease, or any other similar material correspondence received by Borrower from Tenants under a Major Lease during the subject month.

                  (e) Borrower shall submit to Lender by November 15 of each year the Annual Budget for the succeeding Fiscal Year.

                  (f) Borrower shall furnish to Lender (to the extent not previously furnished), within five (5) Business Days after request any notice received from a Tenant under a Lease threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Lease, or any other similar material correspondence received by Borrower from Tenants under a Lease during the subject month;

                  (g) Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information

                                                                  March 31, 2003
with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.

                  4.1.8 TITLE TO THE PROPERTY. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

                  4.1.9    ESTOPPEL STATEMENT.

                  (a)      After request by Lender, Borrower shall within ten
(10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

                  (b)      After request by Borrower, Lender shall within ten
(10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

                  (c) Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than one time (1) time in any calendar year unless such second request in any calendar year is in connection with a Secondary Market Transaction..

                  (d) Borrower shall deliver to Lender, upon request, estoppel certificates from each party under the REA; provided, that such certificates may be in the form required under the REA; and provided, further, that Borrower shall not be required to deliver such certificates more than three
(3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

                  4.1.10   LEASES.

                  (a) All Leases and all renewals of Leases executed after the date hereof (other than renewals of existing Leases which are required pursuant to the terms of such Leases) shall (i) provide for economic terms, including rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) unless Lender approves in writing a shorter term, have a term of not less than one (1) year (provided that the requirement set forth in this clause (iii) shall not apply to license agreements or Leases which demise less than 5,000 square feet of space at the Property), (iv) provide that such Lease is subordinate to the

                                                                  March 31, 2003

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

Mortgage and the Assignment of Leases and that the tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (v) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable tenant), (vi) not be to an Affiliate of Borrower or any Guarantor and (vii) not contain any option to purchase, any right of first refusal to purchase, any requirement for a non-disturbance or recognition agreement (provided that any Lease with a national retailer may contain a requirement that Lender enter into a subordination, non-disturbance and recognition agreement on Lender's then current form), or any other terms which would materially adversely affect Lender's rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, which approval shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed (provided, that Lender's failure to approve or disapprove Borrower's request to enter into, renew or modify such Major Lease within 10 Business Days after Lender's receipt of such request containing a legend in bold letters stating that Lender's failure to respond within ten (10) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender's consent or approval was sought if Lender fails to respond to such written request before the expiration of such ten (10) Business Day period). Lender shall execute and deliver a subordination non-disturbance and attornment agreement in form and substance acceptable to Lender to Tenants under any future Major Lease approved by Lender or any other Lease with a national retailer promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, and which are reasonably acceptable to Lender.

                  (b) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Lease without Lender's prior approval, which shall not be unreasonably withheld (provided that Lender's approval shall not be required for the termination or surrender of any Lease (1) which demises less than 5,000 square feet of space at the Property or (2) to the extent that the subject space is concurrently relet to a creditworthy tenant); (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and
(v) shall not without Lender's consent, which consent shall not be unreasonably withheld, alter, modify or change any Lease so as to decrease the amount of or payment date for rent, shorten the term in any material respect or materially reduce the obligations of the lessee or increase the obligations of lessor (provided that Lender's consent shall not be required with respect to any Lease which demises less than 5,000 square feet of space at the Property). Upon request, Borrower shall furnish Lender with executed copies of all Leases.

                  (c) Notwithstanding anything to the contrary contained in this Section 4.1.10:

                  (i) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender's approval, such approval not to be unreasonably withheld,

                                                                  March 31, 2003
conditioned or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower. Lender shall use good faith efforts to respond within five (5) Business Days after Lender's receipt of Borrower's written request for approval or consent of such term sheet. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender's failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period;

                  (ii) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter that Lender has not previously approved a term sheet pursuant to Section 4.1.10(c)(i) above, Lender shall use good faith efforts to respond within five (5) Business Days after Lender's receipt of Borrower's written request for such approval or consent. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender's failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender's consent or approval was sought if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period;

                  (iii) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter that Lender has previously approved a term sheet pursuant to Section 4.1.10(c)(i) above, Lender shall use good faith efforts to respond within five (5) Business Days after Lender's receipt of Borrower's written request for such approval or consent. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender's failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender's consent or approval was sought if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet;

                  (iv) in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet.

                  (d) All security deposits of Tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at a separately designated account under Borrower's control at the Clearing Bank. Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Agent in a separate Account), which shall be held by Agent subject to the terms of the Leases. Any bond or other instrument which Borrower is

                                                                  March 31, 2003
permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described,
(ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender), and
(iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's compliance with the foregoing.

                  4.1.11 ALTERATIONS. Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration and (ii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender may, in its sole but good faith discretion, withhold consent to any Material Alteration the cost of which is reasonably estimated to exceed $2,000,000 or which is likely to result in a decrease of Net Cash Flow by 2.5% or more for a period of 60 days or longer. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed $2,000,000, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following at Borrower's option: (i) cash, (ii) Letters of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a payment and performance bond from an issuer rated "AA" or higher by S&P. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over $2,000,000. Upon substantial completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.

                  4.1.12 APPROVAL OF MAJOR CONTRACTS. Borrower shall be required to obtain Lender's prior written approval to any and all Major Contracts affecting the Property, which approval may be granted or withheld in Lender's reasonable discretion.

                  4.1.13 AFTER ACQUIRED PROPERTY. Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

                  4.1.14 OPERATION OF PROPERTY. Borrower shall operate the Property in compliance with the REA.

                                                                  March 31, 2003

                  SECTION 4.2 BORROWER NEGATIVE COVENANTS.

                  Borrower covenants and agrees with Lender that:

                  4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 8 permitting certain Transfers described in Article 8, neither Borrower nor Sole Member nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or Sole Member shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower, Sole Member, whether voluntarily or involuntarily (a "Transfer"). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor, or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Borrower, Sole Member any Guarantor or any general partner, managing member or controlling shareholder of Borrower, Sole Member or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or Sole Member.

                  4.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any direct or indirect interest in Borrower or Sole Member (except to the extent that such Lien is a Permitted Transfer) or any portion of the Property except for Permitted Encumbrances.

                  4.2.3 DISSOLUTION. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Sole Member to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part without obtaining the prior consent of Lender, (B) amend or modify the operating agreement of Sole Member to the extent that such amendment or modification would result in a change in Control of the Sole Member without obtaining the prior consent of Lender or (C) terminate the operating agreement of Sole Member without obtaining the prior consent of Lender.

                                                                  March 31, 2003

                  4.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property. Borrower shall not change the current use of the Property in any material respect.

                  4.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  4.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. Lender acknowledges that the Management Agreement is a contract between Borrower and an Affiliate of Borrower.

                  4.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender (provided, that Lender's failure to approve or disapprove Borrower's request to within 10 Business Days after Lender's receipt of such request containing a legend in bold letters stating that Lender's failure to respond within ten (10) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender's consent or approval was sought if Lender fails to respond to such written request before the expiration of such ten (10) Business Day period).

                  4.2.8 ASSETS. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

                  4.2.9 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

                  4.2.10 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

                  4.2.11 CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower shall not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender (unless such change in structure constitutes a Permitted Transfer). Borrower shall execute and

                                                                  March 31, 2003
deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

                  4.2.12 SPECIAL PURPOSE. Without in any way limiting the provisions of this Article IV, Borrower shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Schedule V.

                  4.2.13   ERISA.

                  (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                           (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R.
         Section 2510.3-101(b)(2);

                           (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.
         Section 2510.3-101(f)(2); or

                           (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
         Section 2510.3-101(c) or (e)

                  4.2.14 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. Borrower will not modify in any material respect, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's reasonable discretion.

                  V.       INSURANCE, CASUALTY AND CONDEMNATION

                  SECTION 5.1 INSURANCE.

                  5.1.1    INSURANCE POLICIES.

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                                      -41-

                  (a) Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property providing at least the following coverages (to the extent that such coverages are commercially available):

                           (i) Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including riot and civil commotion, vandalism, terrorist actions, malicious mischief, burglary and theft and contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost" of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection
         (i).

                           (ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of $1,000,000, with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations;
         (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket

                                                                  March 31, 2003
         contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

                           (iii)    rental loss and/or business income
         interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 5.1.1(h) below; (C) in an amount equal to one hundred percent (100%) of the projected Rents from the Property for a period of twelve (12) months; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of twenty-four (24) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the Gross Revenues from the Property for the succeeding twenty-four
         (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                           (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                           (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                           (vi)     comprehensive boiler and machinery
         insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                                                                  March 31, 2003

                           (vii) umbrella liability insurance in addition to primary coverage in an amount not less than $60,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

                           (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Five Million and No/100 Dollars ($5,000,000);

                           (ix) windstorm insurance in an amount equal to the outstanding principal balance of the Loan or such lesser amount as agreed to by Lender in writing;

                           (x) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000); and

                           (xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

                  (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and shall be subject to the approval of Lender as to form and substance including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

                  (d) All Policies of insurance provided for or contemplated by Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and
(a)(viii) shall contain clauses or endorsements to the effect that:

                                                                  March 31, 2003

                           (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                           (ii) the Policy shall not be canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

                           (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

                  (g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  (h) Notwithstanding anything in Section 5.1.1(a)(i) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts provided that such coverage is available. If the required terrorism coverage is not available from an insurance company having the ratings required under Section 5.1.2, then Borrower shall obtain such coverage from the highest rated insurance company providing such coverage. If such coverage with respect to terrorist acts is available as aforesaid, Borrower shall obtain and maintain such coverage in an amount equal to 100% of the "Full Replacement Cost" of the Property.

                  5.1.2    INSURANCE COMPANY. All Policies required pursuant to
Section 5.1.1: (i) shall be issued by companies licensed to do business in the state where the Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company and "AA" or better by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the Lender and Mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name

                                                                  March 31, 2003

Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Lender, c/o UBS Warburg Real Estate Investments Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attn: Robert Pettinato, Director, on the date hereof with respect to the current Policies and within 30 days after the effective date thereof with respect to all renewal Policies. Borrower shall pay to Lender the cost of Lender's review of the Policies and any certificates and renewals relating thereto. Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). In addition to the insurance coverages described in Section 5.1.1) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

                  SECTION 5.2 CASUALTY AND CONDEMNATION.

                  5.2.1 CASUALTY. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the Restoration and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower. In the event of a Casualty where the loss does not exceed $1,500,000, Borrower may settle and adjust such claim; provided that (i) no Event of Default has occurred and is continuing and (ii) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds $1,500,000 or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments; provided, however, if Borrower fails to settle and adjust such claim within 60 days after the Casualty, Lender shall have the right to settle and adjust such claim at Borrower's cost and without Borrower's consent. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

                                                                  March 31, 2003

                  5.2.2 CONDEMNATION. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed $1,500,000, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds $1,500,000 or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  5.2.3 CASUALTY AND CONDEMNATION PROCEEDS. Payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above with respect to any Casualty or Condemnation shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining Net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such Net Proceeds are to be applied repay the Loan in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay off the Debt in full.

                  SECTION 5.3 DELIVERY OF NET PROCEEDS.

                  5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than $1,500,000 and the costs of completing the Restoration shall be less than $1,500,000, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower promptly after Lender's receipt thereof from the insurance company. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the

                                                                  March 31, 2003

Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

                  5.3.2    MAJOR CASUALTY OR CONDEMNATION.

                  (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than $1,500,000 or the costs of completing the Restoration is equal to or greater than $1,500,000, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                           (i) no Event of Default shall have occurred and be continuing;

                           (ii) (A) in the event the Net Proceeds are insurance proceeds, the loss is in an aggregate amount less than fifteen percent (15%) of the original principal balance of the Loan or
         (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

                           (iii) Leases requiring payment of annual rent equal to ninety percent (90%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation.

                           (iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                           (v) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

                           (vi)     Lender shall be satisfied that the
         Restoration will be completed on or before the earliest to occur of (A) the date nine (9) months prior to the Stated Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease or the REA, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable or (D) prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

                           (vii) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

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                                      -48-

                           (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

                           (ix)     such Casualty or Condemnation, as
         applicable, does not result in a material loss of access to the Property or the related Improvements.

                  (b) The Net Proceeds shall be paid directly to Lender for deposit into the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the "Casualty Consultant"). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonable practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

                  (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs

                                                                  March 31, 2003
actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

                  (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

                                                                  March 31, 2003

                  (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

                  (i) If Lender shall have the right or option hereunder to apply Net Proceeds to payment of the Debt, but under any controlling provision in the REA such Net Proceeds are required to be applied to Restoration, then, notwithstanding anything to the contrary in this Article 5, provided that no Event of Default shall be continuing, such Net Proceeds shall be applied to Restoration in accordance with the REA, subject to such reasonable conditions and procedures as Lender may impose which are not inconsistent with the terms of the REA.

                  VI.      CASH MANAGEMENT AND RESERVE FUNDS

                  SECTION 6.1 CASH MANAGEMENT ARRANGEMENTS. Borrower shall cause all Rents to be transmitted directly by non-residential tenants of the Property into a trust account (the "Clearing Account") established and maintained by Borrower at a local bank selected by Borrower and reasonably approved by Lender (the "Clearing Bank") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if Borrower or Manager receive any Gross Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Deposit Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Accounts"). The Deposit Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

                  SECTION 6.2 INTENTIONALLY DELETED.

                  SECTION 6.3 TAX FUNDS.

                  6.3.1 DEPOSITS OF TAX FUNDS. Borrower shall deposit with Agent (i) the amount of $319,888.83 and No/100 Dollars on the Closing Date and
(ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be

                                                                  March 31, 2003
transferred by Agent into an Account (the "Tax Account"). Amounts deposited into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the "Tax Funds". The current parcel numbers for the Property are identified on
Schedule VIII. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

                  6.3.2 RELEASE OF TAX FUNDS. Provided no Event of Default shall exist and remain uncured, Lender shall direct Agent to apply the Tax Funds in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

                  SECTION 6.4 INSURANCE FUNDS.

                  6.4.1 DEPOSITS OF INSURANCE FUNDS. Borrower shall deposit with Agent (i) the amount of $50,756.33 and No/100 Dollars on the Closing Date and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty
(30) days prior to the expiration of the Policies, which amounts shall be transferred by Agent into an Account (the "Insurance Account"). Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the "Insurance Funds". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

                  6.4.2 RELEASE OF INSURANCE FUNDS. Provided no Event of Default shall exist and remain uncured, Lender shall direct Agent to apply the Insurance Funds in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Debt has been paid in full shall be returned to Borrower.

                                                                  March 31, 2003

                  SECTION 6.5 CAPITAL EXPENDITURE FUNDS.

                  6.5.1 DEPOSITS OF CAPITAL EXPENDITURE FUNDS. Borrower shall deposit with Agent on each Monthly Payment Date an amount equal to one-twelfth of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in the Property for annual Capital Expenditures, which amounts shall be transferred by Agent into an Account (the "Capital Expenditure Account"). Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the "Capital Expenditure Funds". Lender may reassess its estimate of the amount necessary for capital expenditures from time to time and, and may require Borrower to increase the monthly deposits required pursuant to this
Section 6.5.1 upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property. Notwithstanding the foregoing, Borrower shall not be required to make any deposits into the Capital Expenditure Account pursuant to this Section 6.5.1 so long as the Debt Service Coverage Ratio is greater than 1.25:1.00; provided that if, on any Calculation Date, the Debt Service Coverage Ratio shall be 1.25:1.00 or less, Borrower shall be required to make the monthly deposits into the Capital Expenditure Account in accordance with this Section
6.5.1 on the next succeeding Monthly Payment Date and on each Monthly Payment Date thereafter until the Debt Service Coverage Ratio shall have been greater than 1.25:1 on two consecutive Calculation Dates.

                  6.5.2    RELEASE OF CAPITAL EXPENDITURE FUNDS.

                  (a) Lender shall direct Agent to disburse the Capital Expenditure Funds to Borrower out of the Capital Expenditure Account upon satisfaction by Borrower of each of the following conditions: (i) such disbursement is for an Approved Capital Expenditure, (ii) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid (and Lender shall process any such request within said ten (10) day period), (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iv) Lender shall have received (1) an Officer's Certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (B) stating that all Approved Capital Expenditures at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the Approved Capital Expenditures to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the same has not been the subject of a previous disbursement, (F) stating that all previous disbursements have been used to pay the previously identified Approved Capital Expenses and (G) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved Capital Expenditures, (3) lien waivers (with respect to any payment to in excess of $25,000), Borrower's cancelled check or other evidence of payment satisfactory to Lender, (4) at Lender's option in connection with a disbursement which is greater than $50,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (5) such other evidence as Lender shall

                                                                  March 31, 2003

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

reasonably request that the Approved Capital Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). If Borrower is not required to make deposits into the Capital Expenditure Account in accordance with Section 6.5.1, Lender, provided that no Event of Default shall exist and remain uncured, shall direct Agent to disburse any remaining Capital Expenditure Funds to Borrower out of the Capital Expenditure Account within ten (10) days of Borrower's request therefor.

                  (b) Notwithstanding anything to the contrary set forth in paragraph (a) above, if (i) the Capital Expenditure exceeds $25,000, (ii) the contractor performing such capital improvement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Capital Expenditure Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other disbursement conditions set forth in this paragraph (a) above have been satisfied, (D) funds remaining in the Capital Expenditure Account are, in Lender's judgment, sufficient to complete such capital improvement and all other capital improvements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                  (c) Nothing in this Section 6.5.2 shall (i) make Lender responsible for making or completing any Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with any Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

                  (d) Borrower shall permit Lender and Lender's agents and representatives (including Lender's engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this Section 6.5.2(d).

                  (e) If a disbursement will exceed $250,000, Lender may require an inspection of the Property at Borrower's expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of

                                                                  March 31, 2003

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

Capital Expenditure Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

                  (f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

                  SECTION 6.6 ROLLOVER FUNDS.

                  6.6.1    DEPOSITS OF ROLLOVER FUNDS.

                  (a) Borrower shall deposit with Agent on each Monthly Payment Date the sum of $33,231.83, for tenant improvements and leasing commissions that may be incurred following the date hereof, which amounts shall be transferred by Agent into an Account (the "Rollover Account"). Lender may from time to time reassess its estimate of the required monthly amount necessary for tenant improvements and leasing commissions and, upon notice to Borrower, Borrower shall be required to deposit with Agent each month such reassessed amount, which shall be transferred by Agent into the Rollover Account. Amounts deposited pursuant to this Section 6.6.1 are referred to herein as the "Rollover Funds". Notwithstanding the foregoing, Borrower shall not be required to make any deposits into the Rollover Account pursuant to this Section 6.6.1(a) so long as the Debt Service Coverage Ratio is greater than 1.25:1.00; provided that if, on any Calculation Date, the Debt Service Coverage Ratio shall be 1.25:1.00 or less, Borrower shall be required to make the monthly deposits into the Rollover Account in accordance with this Section 6.6.1(a) on the next succeeding Monthly Payment Date and on each Monthly Payment Date thereafter until the Debt Service Coverage Ratio shall have been greater than 1.25:1 on two consecutive Calculation Dates.

                  (b) In addition to the required monthly deposits set forth in subsection (a) above, the following items shall be deposited into the Rollover Account and held as the Rollover Funds and shall be disbursed and released as set forth in Section 6.6.2 below, and Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Agent to deposit and hold such amounts in the Rollover Account pursuant to the Cash Management Agreement:

                           (i)      All sums paid with respect to (A) a
         modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) settlement of claims of Borrower against third parties in connection with any Leases of the Property, (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case), lease buy-out and surrender payments from Tenants (including any payments relating to unamortized tenant improvements and leasing commissions) (collectively, "Lease Termination Payments"), and (D) any sums received from Tenants to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from Tenants or former Tenants (to the extent not being paid for use and occupancy or holdover rent); and

                                                                  March 31, 2003

                           (ii) Any other extraordinary event pursuant to which Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement.

                  6.6.2    RELEASE OF ROLLOVER FUNDS.

                  (a) Lender shall direct Agent to disburse the Rollover Funds to Borrower out of the Rollover Account upon satisfaction by Borrower of each of the following conditions: (i) such disbursement is for an Approved Leasing Expense, (ii) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Approved Leasing Expense to be paid (and Lender shall process any such request within said ten (10) day period), (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iv) if the requested disbursement is for the payment or reimbursement of Approved Leasing Expenses associated with a Major Lease, Lender shall have reviewed and approved such Major Lease, (v) Lender shall have received (1) an Officer's Certificate (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement and (D) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (3) lien waivers (with respect to any payment to in excess of $25,000), Borrower's cancelled check or other evidence of payment satisfactory to Lender, (4) at Lender's option in connection with a disbursement which is greater than $50,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (5) such other evidence as Lender shall reasonably request that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

                  (b) Notwithstanding anything to the contrary set forth in paragraph (a) above, if (i) the Approved Leasing Expense exceeds $25,000, (ii) the contractor performing such capital improvement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Rollover Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other disbursement conditions set forth in

                                                                  March 31, 2003
this paragraph (a) above have been satisfied, (D) funds remaining in the Rollover Account are, in Lender's judgment, sufficient to complete such tenant improvement work and all other tenant improvements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

Notwithstanding anything to the contrary set forth in paragraph (a) above, at any time that Borrower is not required to make deposits into the Rollover Account in accordance with Section 6.6.1(a), Lender shall, provided that no Event of Default shall exist and remain uncured (i) direct Agent to disburse any remaining Rollover Funds deposited in accordance with Section 6.6.1(a) to Borrower out of the Rollover Account within ten (10) days of Borrower's request therefor and (ii) direct Agent to disburse to Borrower out of the Rollover Account such portion, if any, of the Rollover Funds deposited in accordance with
Section 6.6.1(b) that Lender reasonably determines will not be required to pay for anticipated Approved Leasing Expenses within ten (10) days of Borrower's request therefor.

                  SECTION 6.7 PAYMENT GUARANTY; FIDELITY L/C; CASH COLLATERAL
                              ACCOUNT.

                  6.7.1 PAYMENT GUARANTY. To secure Borrower's obligation to pay to Lender the scheduled interest payments under the Note during the Term, Guarantor has executed and delivered the Payment Guaranty. Provided no Default or Event of Default shall then exist (and except as otherwise expressly set forth in the Payment Guaranty), Guarantor's liability with respect to clause (i) of the definition of Guaranteed Obligations as set forth in the Payment Guaranty shall, unless previously terminated in accordance with Section 6.15(a)(i) of the Payment Guaranty, terminate and those obligations and liabilities of Guarantor with respect to clause (i) of the definition of Guaranteed Obligations as set forth in the Payment Guaranty shall be released if, and only if, on or prior to December 31, 2003 Borrower delivers the Fidelity L/C pursuant to Section 6.7.2.

                  6.7.2    FIDELITY L/C.

                  (a) If the Payment Guaranty has not previously terminated in accordance with Section 6.15(a) of the Payment Guaranty, then Borrower shall deliver to Lender a Letter of Credit in the face amount of $2,350,000. Such Letter of Credit (the "Fidelity L/C") shall constitute additional collateral for the Debt.

                  (b) Lender shall have the right, but not the obligation, to draw down all or any portion of the Fidelity L/C and deposit the proceeds thereof into the Cash Collateral Account to be held in accordance with Section 6.8.3, upon the occurrence of any of the following:

                           (i) if Lender receives a Non-Renewal Notice, but only if Borrower has not previously delivered or caused to be delivered a replacement Fidelity L/C;

                           (ii) if Lender receives a notice from the issuer of the Fidelity L/C that the Fidelity L/C will be terminated, but only if Borrower has not previously delivered or caused to be delivered a replacement Fidelity L/C;

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                                      -57-

                           (iii) thirty (30) days after Lender has notified Borrower that the issuer of the Fidelity L/C is no longer an Eligible Institution, but only if Borrower has not previously delivered or caused to be delivered a replacement Fidelity L/C; or

                           (iv)     an Event of Default.

                  (c) Notwithstanding anything to the contrary contained in this Section 6.7 or elsewhere in this Agreement, Lender shall have no obligation to draw on the Fidelity L/C upon the happening of an event described in Section 6.7.2(b), and Lender shall not be liable for any losses sustained by Borrower due to the insolvency of the issuer of the Fidelity L/C, notwithstanding that Lender elected not to draw on the Fidelity L/C.

                  (d) If for any reason the Fidelity L/C shall expire without a replacement Fidelity L/C having been delivered to Lender, Borrower shall within 5 days after demand, unless Lender shall have fully drawn on the Fidelity L/C prior to its expiration, deliver to Lender a new Fidelity L/C.

                  (e) Provided that no Default or Event of Default shall exist and be continuing, Lender, shall within 5 days after receipt of the written request of Borrower, return the Fidelity L/C to Borrower upon the occurrence of a Fidelity L/C Release Event.

                  6.7.3    CASH COLLATERAL ACCOUNT. Any funds received by
Lender by reason of drawing on the Fidelity L/C shall be deposited with Agent, which amounts shall be transferred by Agent into an Account (the "Cash Collateral Account") as cash collateral for the Debt. Amounts deposited pursuant to this Section 6.7.3 are referred to herein as the "Cash Collateral Funds". All Cash Collateral Funds deposited under this Section 6.7.3 shall be additional security for the repayment of the Debt, may be withdrawn by Lender upon the occurrence of an Event of Default and applied by Lender in such order and priority as Lender may determine in its sole discretion

                  SECTION 6.8 SECURITY INTEREST IN RESERVE FUNDS.

                  6.8.1 GRANT OF SECURITY INTEREST. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

                  6.8.2 INCOME TAXES; INTEREST. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds. Subject to the succeeding sentence, all earnings or interest on each of the Reserve Funds shall be credited monthly to such Reserve Funds and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. Notwithstanding that a higher rate may actually be earned on the Tax and Insurance Funds, Borrower shall not receive and the Tax and Insurance Funds shall not be credited with

                                                                  March 31, 2003
interest at a rate that is greater than the rate of interest paid from time to time on money market accounts at the Deposit Bank.

                  6.8.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  SECTION 6.9 PROPERTY CASH FLOW ALLOCATION.

                  6.9.1 ORDER OF PRIORITY OF FUNDS IN DEPOSIT ACCOUNT. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority: (i) First, to make the required payments of Tax Funds into the Tax Account as required under Section 6.3; (ii) Second, to make the required payments of Insurance Funds into the Insurance Account as required under Section 6.4; (iii) Third, funds sufficient to pay the Monthly Debt Service Payment Amount into the Debt Service Account; (iv) Fourth, to make the required payments of Capital Expenditure Funds into the Capital Expenditure Account as required under Section 6.5; (v) Fifth, to make the required payments of Rollover Funds into the Rollover Account as required under
Section 6.6; (vi) Sixth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, (and all other amounts, other than those described under other clauses of this Section 6.9.1, then due to Lender under the Loan Documents) into the Debt Service Account; and (vii) Lastly, provided no Event of Default has occurred and is continuing, payments to Borrower of any excess amounts.

                  6.9.2 FAILURE TO MAKE PAYMENTS. The failure of Borrower to make all of the payments required under clauses (i) through (vii) of Section
6.9.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.

                  6.9.3 APPLICATION AFTER EVENT OF DEFAULT. Notwithstanding anything to the contrary contained in Section 6.9.1, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                                                                  March 31, 2003

                  VII. PROPERTY MANAGEMENT

                  SECTION 7.1 THE MANAGEMENT AGREEMENT.

                  Borrower shall (i) cause Manager to manage the Property in accordance with the Management Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware and (iv) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

                  SECTION 7.2 PROHIBITION AGAINST TERMINATION OR MODIFICATION.

                  Borrower shall not (i) surrender, terminate, cancel, modify in any material respect, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in the form then used by Lender.

                  SECTION 7.3 REPLACEMENT OF MANAGER.

                  Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) from and after the Stated Maturity Date, (ii) at any time following the occurrence of an Event of Default, (iii) if at any time the Debt Service Coverage Ratio falls below 1.50 to 1.0 on any two consecutive Calculation Dates, (iv) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (v) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (vi) if at any time the Manager has engaged in gross negligence, fraud or willful misconduct. Notwithstanding the provisions of clause (iii) above, Borrower shall nevertheless have the right to retain such Manager if, prior to the replacement of such Manager, Borrower shall provide additional collateral in the form of Letters of Credit for a portion of the Loan, satisfactory to Lender, such that a Debt Service Coverage Ratio of 1.50 to
1.0 can be maintained on the Loan Amount net of such additional collateral. Lender may require Borrower to increase the additional collateral to the extent such Debt Service Coverage Ratio continues to decline in subsequent quarters. Such additional collateral shall be released to Borrower when the Debt

                                                                  March 31, 2003

Service Coverage Ratio equals or exceeds 1.50 to 1.0 for 6 consecutive months and provided no Event of Default has occurred. Letters of Credit provided under this section shall be additional security for the repayment of the Debt and may be drawn upon by Lender upon the occurrence of an Event of Default and applied by Lender in such order and priority as Lender may determine in its sole discretion.

                  VIII. PERMITTED TRANSFERS

                  SECTION 8.1 PERMITTED TRANSFER OF THE PROPERTY.

                  Lender shall not unreasonably withhold its consent to the one-time conveyance of the Property to a Permitted Transferee provided that (i) Lender has received a Rating Agency Confirmation as to the conveyance of the Property to the Permitted Transferee, (ii) Lender has received an agreement, acceptable to it in its reasonable discretion, pursuant to which the Permitted Transferee assumes all of Borrower's obligations under the Loan Documents, (iii) Lender has approved the financial condition and creditworthiness of each proposed substitute guarantor under the Recourse Guaranty in its reasonable discretion, (iv) Lender receives a transfer fee equal to 0.5% of the original Loan Amount, (v) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (vi) no Default or Event of Default shall have occurred and remain uncured; (vii) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (viii) the Permitted Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Permitted Transferee's agreement to abide and be bound by the terms of the Note, this Agreement and the other Loan Documents, together with such legal opinions (including with respect to enforceability, authorization and substantive non-consolidation) and title insurance endorsements as may be reasonably requested by Lender and the Rating Agencies; and Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender's anticipated costs and expenses in evaluating any such request for consent.

                  SECTION 8.2 PERMITTED TRANSFERS OF INTEREST IN BORROWER.

                  (a)      Notwithstanding anything to the contrary contained in
Section 4.2.1, the following Transfers ("Permitted Transfers") shall be deemed to be permitted hereunder without the consent of Lender:

                           (i) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in Borrower provided that (A) such Transfer shall not
         (x) cause the transferee (together with its Affiliates) to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds 49% or (y) result in Borrower or Sole Member no longer being Controlled by Key Principal), (B) after giving effect to such Transfer, Key Principal shall continue to own at least 39% of all equity interests (direct or indirect) in Borrower, (C) Borrower shall give Lender notice of such

                                                                  March 31, 2003

         Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer, and
         (D) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

                           (ii) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in Borrower or Sole Member which shall cause the transferee (together with its Affiliates) to increase its direct or indirect interest in Borrower or Sole Member to an amount which equals or exceeds 49% or shall result in a change of Control of Borrower and such Sole Member, provided that (A) if such Transfer occurs prior to a Securitization, such Transfer is first approved by Lender in writing in its sole and absolute discretion; and (B) if such Transfer occurs after a Securitization, Borrower, at Borrower's sole cost and expense, shall first deliver (or cause to be delivered) (x) a Rating Agency Confirmation to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings and (y) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies;

                           (iii) a Transfer of a direct or indirect interest in Sole Member to Guarantor; provided that no Default or Event of Default shall have occurred and remain uncured and, to the extent after giving effect to such Transfer, Guarantor shall own a direct interest in Sole Member which equals or exceeds 49%, Borrower shall deliver substantive non-consolidation opinion to Lender and the Rating Agencies with respect to Borrower and Guarantor in form and substance satisfactory to Lender and the Rating Agencies;

                           (iv) a Transfer of the stock in Glimcher Realty Trust, including, without limitation, a Transfer over a national exchange or in connection with the purchase of all or substantially all of the stock in Glimcher Realty Trust; and

                           (v) a Transfer of all of the partnership interests in Guarantor to a Person that acquires all or substantially all of the assets of Glimcher Realty Trust.

                  For purposes of this Section 8.2, (i) a change of "Control" of Borrower (or Sole Member) shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or Sole Member) to take some action or to prevent, restrict or impede Borrower (or Sole Member) from taking some action which, in either case, Borrower (or Sole Member) could take or could refrain from taking were it not for the rights of such individuals or (B) the individual or entity or group of individuals or entities that "Control" Borrower (and any Sole Member) as described in clause
(A) ever cease to own at least (51%) of all equity interests (direct or indirect) in Borrower and (ii) an "immediate family member" shall mean a sibling,

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

spouse or child of any interest holder. Notwithstanding the foregoing, the appointment or resignation of an Independent Director shall not be deemed to constitute a change in "Control."

                  IX. SALE AND SECURITIZATION OF MORTGAGE

                  SECTION 9.1 SALE OF MORTGAGE AND SECURITIZATION.

                  (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

                  (b) If requested by Lender, Borrower shall assist Lender, at Lender's expense, in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including to:

                           (i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                           (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

                           (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                           (iv) execute amendments to the Loan Documents and Borrower's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any other material economic term of the Loan or (C) otherwise be adverse to Borrower.

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

                  (c) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request (i) full financial statements if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equals or exceeds 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

                           (i) As of the Closing Date, a balance sheet with respect to the Property for the two most recent Fiscal Years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that if the Property would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by Borrower from an unaffiliated third party, as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this Section 9.1(c)(i), Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("Acquired Property Statements").

                           (ii) Not later than 30 days after the end of each fiscal quarter following the Closing Date, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of
         Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

                           (iii) Not later than 60 days after the end of each Fiscal Year following the Closing Date, a balance sheet of the Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

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                                      -64-

                           (iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each a "Disclosure Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

                           (v)      In the event Lender determines, in
         connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

                           (vi)     Any other or additional financial
         statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "Exchange Act Filing") or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared on a federal income tax basis consistently applied, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

                  SECTION 9.2 SECURITIZATION INDEMNIFICATION.

                  (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to

                                                                  March 31, 2003

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

investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

                  (b) Borrower shall in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, (A) certify in writing that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager and the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnify (in a separate instrument of indemnity, if so requested by Lender) Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of UBS Warburg ("UBS") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "UBS Group"), and UBS, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls UBS or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the UBS Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in such sections or arise out of or are based upon the omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) reimburse (pursuant to a separate instrument, if so requested by Lender) Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the UBS Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises solely out of any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which Borrower may otherwise have.

                  (c)      Intentionally deleted.

                  (d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement

                                                                  March 31, 2003

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

thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) UBS's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  SECTION 9.3 RATING SURVEILLANCE.

                  Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender.

                  SECTION 9.4 SEVERANCE DOCUMENTATION.

                  Lender shall have the right (at Lender's expense), at any time (whether prior to of after any sale, participation or Securitization of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C

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

structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the Monthly Debt Service Payment Amount for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments) provided that the outstanding principal balance of all components immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.4 and, provided that such modification shall comply with the terms of this Section 9.4, it shall become immediately effective. If requested by Lender, Borrower shall execute within two (2) Business Days after such request, an amendment to the Loan Documents to evidence any such modification.

                  X. DEFAULTS

                  SECTION 10.1 EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                  (i) if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Debt due on the Maturity Date is not paid when due;

                  (ii) if any other portion of the Debt (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

                  (iii) if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Agent fails to make such payment in violation of this Agreement);

                  (iv) if the Policies are not kept in full force and effect;

                  (v) subject to the provisions of Sections 8.1 and 8.2, if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;

                  (vi) if any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

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                                      -68-

                  (vii) if Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors;

                  (viii) if a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or Guarantor or if Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Guarantor, upon the same not being discharged, stayed or dismissed within thirty
(30) days;

                  (ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (x) if Borrower breaches any representation, warranty or covenant contained in Schedule V;

                  (xi)     subject to Borrower's right to contest as provided in
Section 3.6 of the Mortgage, if the Property becomes subject to any mechanic's, materialman's or other Lien except a Lien for Taxes not then due and payable;

                  (xii) except as permitted herein, the material alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

                  (xiii) if, without Lender's prior written consent, (i) the Management Agreement is terminated, (ii) there occurs a change in Control of Manager (except as permitted under this Agreement), (iii) there is a material change in the Management Agreement, or (iv) if there shall be a material default by Borrower under the Management Agreement;

                  (xiv) if Guarantor fails to maintain a Net Worth (as defined in the Recourse Guaranty) of $25,000,000; provided, that such failure shall not be an Event of Default hereunder if, within 60 days either (a) Guarantor is replaced with a new guarantor which (1) is an Affiliate of Borrower, (2) has a Net Worth (as defined in the Recourse Guaranty) not less than $25,000,000, (3) is approved by Lender, such approval not to be unreasonably withheld and (4) assumes all of the obligations and liabilities of such Guarantor under the Loan Documents or (b) the Net Worth (as defined in the Recourse Guaranty) of Guarantor is increased to an amount not less than $25,000,000.

                  (xv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiv) above, and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such

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                                      -69-

Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                  (xvi) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 10.2 REMEDIES.

                  (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Debt has been paid in full.

                  (b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the

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

event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the remaining Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

                  (d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

                  SECTION 10.3 LENDER'S RIGHT TO PERFORM.

                  If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

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                                      -71-

                  SECTION 10.4 REMEDIES CUMULATIVE.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  XI. MISCELLANEOUS

                  SECTION 11.1 SUCCESSORS AND ASSIGNS.

                  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 11.2 LENDER'S DISCRETION.

                  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

                  SECTION 11.3 GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

                                                                  March 31, 2003

WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CORPORATION SERVICE COMPANY_
                  1177 AVENUE OF THE AMERICAS
                  17TH FLOOR
                  NEW YORK, NEW YORK 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY

                                                                  March 31, 2003

AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 11.4 MODIFICATION, WAIVER IN WRITING.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 11.5 DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

                  SECTION 11.6 NOTICES.

                  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

                                                                  March 31, 2003

                  If to Lender:      UBS Warburg Real Estate Investments Inc.
                                     1285 Avenue of the Americas
                                     11th Floor
                                     New York, New York  10019
                                     Attention: Andrew B. Cohen
                                     Facsimile No. (212) 713-4631

                  with a copy to:    Kaye Scholer LLP
                                     425 Park Avenue
                                     New York, New York  10022
                                     Attention: Stephen Gliatta, Esq.
                                     Facsimile No. (212) 836-7156

                  If to Borrower:    c/o Glimcher Properties Limited Partnership
                                     20 South Third Street
                                     Columbus, Ohio 43215
                                     Attention: George A. Schmidt, Esq.
                                     Facsimile No. (614) 621-8863

                  with a copy to:    Frost Brown Todd LLC
                                     10 W. Broad Street, Suite 1000
                                     Columbus, Ohio 43215
                                     Attention: John I. Cadwallader, Esq.
                                     Facsimile No. (614) 464-1737

                  SECTION 11.7 NO TRIAL BY JURY.

                  BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

                  SECTION 11.8 HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                                                  March 31, 2003

                  SECTION 11.9 SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 11.10 PREFERENCES.

                  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 11.11 WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 11.12 REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 11.13 EXPENSES; INDEMNITY.

                  (a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants

                                                                  March 31, 2003
contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance only with Sections 2.4, 2.5, 5.3, 8.1 and 8.2 and as otherwise expressly set forth in this Agreement and, after an Event of Default, Lender's ongoing performance of and compliance with all other agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid from any amounts in the Deposit Account. Notwithstanding the foregoing, in no event shall Borrower be required to reimburse Lender for any cost or expense incurred in connection with a Secondary Market Transaction.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising

                                                                  March 31, 2003
under or as a consequence of any Lease; (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  SECTION 11.14 SCHEDULES INCORPORATED.

                  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 11.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                                BENEFICIARIES.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 11.17 PUBLICITY.

                  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the

                                                                  March 31, 2003
financing evidenced by the Loan Documents, to Lender, UBS or any of their Affiliates shall be disclosed to Lender for informational purposes only prior to publication.

                  SECTION 11.18 WAIVER OF MARSHALLING OF ASSETS.

                  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

                  SECTION 11.19 WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

                  SECTION 11.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 11.21 BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions

                                                                  March 31, 2003
contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 11.22 EXCULPATION.

                  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following events described in clauses (i) through
(viii) below being referred to herein as "Borrower's Recourse Liabilities"):

                           (i) fraud or the intentional misrepresentation or willful misconduct by or on behalf of Borrower or Guarantor or any of their agents or representatives in connection with the Loan ;

                           (ii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan

                                                                  March 31, 2003

         Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

                           (iii) wrongful removal or destruction of any portion of the Property after an Event of Default which adversely affects the value of the Property;

                           (iv) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenues (including Rents, security deposits, advance deposits or any other deposits and Lease Termination Payments);

                           (v)      failure to pay charges for labor or
         materials or other charges that can create Liens on any portion of the Property, to the extent such Liens are not bonded over or discharged in accordance with Section 3.6 of the Mortgage;

                           (vi) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure or a deed-in-lieu of foreclosure except to the extent such deposits were applied in accordance with the terms of the applicable Lease;

                           (vii) the failure to pay Taxes if the Property generates sufficient Gross Revenue to pay such Taxes;

                           (viii) the failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 hereof;

                           (ix) Borrower's indemnification of Lender set forth in Section 9.2 hereof;

                           (x) the failure to pay the first full monthly payment of principal and interest under the Note when due;

                           (xi)     the failure to (1) permit on-site
         inspections of the Property, provide financial information, (2) to maintain its status as a single purpose entity or (3) to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgage;

                           (xii) the failure to obtain Lender's prior consent to any subordinate financing or other voluntary Lien encumbering the Property;

                           (xiii) the failure to obtain Lender's prior consent to (1) any Transfer of the Property or any interest therein or (2) any Transfer of any direct or indirect interest in Borrower (other than a Permitted Transfer);

                           (xiv) an order for relief is entered with respect to Borrower under the Bankruptcy Code through the actions of Borrower or any of its affiliates at a time when

                                                                  March 31, 2003
         the Borrower is able to pay its debts as they become due unless Borrower and Guarantor shall have received an opinion of independent counsel that Sole Member has a fiduciary duty to seek such an order for relief;

                           (xv)     an Affiliate, officer, director, or
         representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

                           (xvi)    the filing by Borrower of an answer
         consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

                           (xvii) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property;

                           (xviii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, or

                           (xix) Borrower raises any defense, counterclaim and/or allegation in any enforcement action by Lender found by a court not to have been raised by Borrower in good faith or is found by a court to be wholly without basis in fact or law.

                  SECTION 11.23 PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated February 21, 2003 (as amended) between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

                  SECTION 11.24 SERVICER.

                  At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

                                                                  March 31, 2003

                  SECTION 11.25 JOINT AND SEVERAL LIABILITY.

                  If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

                  SECTION 11.26 CREATION OF SECURITY INTEREST.

                  Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 11.27 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

                  (b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.

                  (c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender's obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and
(iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

                  Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

                  SECTION 11.28 COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 11.29 SET-OFF.

                  IN ADDITION TO ANY RIGHTS AND REMEDIES OF LENDER PROVIDED BY THIS LOAN AGREEMENT AND BY LAW, LENDER SHALL HAVE THE RIGHT, WITHOUT PRIOR NOTICE TO BORROWER, ANY

                                                                  March 31, 2003

SUCH NOTICE BEING EXPRESSLY WAIVED BY BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW, UPON ANY AMOUNT BECOMING DUE AND PAYABLE BY BORROWER HEREUNDER (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE) TO SET-OFF AND APPROPRIATE AND APPLY AGAINST SUCH AMOUNT ANY AND ALL DEPOSITS (GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR FINAL), IN ANY CURRENCY, AND ANY OTHER CREDITS, INDEBTEDNESS OR CLAIMS, IN ANY CURRENCY, IN EACH CASE WHETHER DIRECT OR INDIRECT, ABSOLUTE OR CONTINGENT, MATURED OR UNMATURED, AT ANY TIME HELD OR OWING BY LENDER OR ANY AFFILIATE THEREOF TO OR FOR THE CREDIT OR THE ACCOUNT OF BORROWER. LENDER AGREES PROMPTLY TO NOTIFY BORROWER AFTER ANY SUCH SET-OFF AND APPLICATION MADE BY LENDER; PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY OF SUCH SET-OFF AND APPLICATION.

                         [NO FURTHER TEXT ON THIS PAGE]

                                                                  March 31, 2003

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    LENDER:

                                    UBS WARBURG REAL ESTATE INVESTMENTS INC., a Delaware corporation

                                    By: _____________________________
                                        Name:
                                        Title:

                                    By: _____________________________
                                        Name:
                                        Title:

                                    BORROWER:

                                    PFP COLUMBUS, LLC, a Delaware limited
                                    liability company

                                    By: Polaris Mall, LLC, a Delaware limited
                                        liability company, its Manager

                                        By: Glimcher Properties Limited
                                            Partnership, a Delaware limited
                                            partnership, its Manager

                                            By: Glimcher Properties
                                                Corporation, a Delaware
                                                corporation, its Sole General
                                                Partner

                                                By: ____________________________
                                                    George A. Schmidt,
                                                    Executive Vice President

                                                                  March 31, 2003

                                                                      SCHEDULE I

                                    RENT ROLL

                                                                  March 31, 2003

                                                                     SCHEDULE II

                              INTENTIONALLY DELETED

                                                                  March 31, 2003

                                                                    SCHEDULE III

                              ORGANIZATIONAL CHART

                                                                  March 31, 2003

                                                                     SCHEDULE IV

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                                                  March 31, 2003

                                                                      SCHEDULE V

                   SPECIAL PURPOSE BANKRUPTCY REMOTE COVENANTS

                  (a) Borrower does not own and will not own any asset or property other than (i) the Property (except in connection with a Defeasance Event), and (ii) incidental personal property necessary for the ownership or operation of the Property.

                  (b) Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

                  (c) Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (d) Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt and (ii) unsecured trade payables and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property (including equipment leases which proved for lease payments which do not exceed $500,000 in the aggregate per annum) which (A) is not evidenced by a note. (B) do not exceed (in the aggregate), at any time, a maximum amount of $1,000,000 in the aggregate and (C) are paid within 120 days of the date incurred (collectively, "Permitted Indebtedness"). No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property.

                  (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

                  (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not (i) terminate or fail to comply with the provisions of its organizational documents or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement, or other organizational documents.

                  (h) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of

                                                                  March 31, 2003
such Affiliates or any other Person and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

                  (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

                  (j) Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation, asset sale, or merger, in whole or in part, of Borrower.

                  (l) Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

                  (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

                  (n) Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

                  (o) The organizational documents of Borrower shall provide that the business and affairs of Borrower shall be managed by or under the direction of a manager designated by Sole Member (the "Manager"). At all times while any portion of the Debt remains outstanding, there shall be at least one duly appointed individual to serve as an independent manager of Borrower (the "Independent Manager"), which shall be appointed by Sole Member and be reasonably satisfactory to Lender. The Independent Manager shall not have been at the time of such individual's appointment or at any time (except pursuant to an express provision in Borrower's operating agreement providing for the appointment of such Independent Manager to become a "special member" upon Sole Member ceasing to be a member of Borrower) while serving as an Independent Manager, and may not have been at any time during the preceding five years (i) a stockholder, director (other than as an Independent Manager), officer, employee, partner, attorney or counsel of Borrower or its Affiliates, (ii) a customer, supplier or other Person who derives a significant portion of its purchases or revenues from its activities with Borrower or its Affiliates, (iii) a Person or other entity controlling or under common control with any Person described in
(i) or (ii) above, or (iv) a member of the immediate family of any Person described in (i), (ii) or (iii) above. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or

                                                                  March 31, 2003
activities of such Person, whether through ownership of voting securities, by contract or otherwise.

                  (p) The organizational documents of Borrower shall provide that the Manager of Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, would be considered a Material Action (as defined in the Borrower's Operating Agreement) unless at the time of such action there shall be at least one Independent Manager (and such Independent Manager has participated in such vote). Borrower will not, without the written consent of the Independent Manager, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official,
(iii) take any action that might cause such entity to become insolvent, or (iv) make an assignment for the benefit of creditors.

                  (q) The organizational documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "Special Member") and shall preserve and continue the existence of Borrower without dissolution. The organizational documents of Borrower shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director.

                  (r) The organizational documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign and (ii) no additional member shall be admitted to Borrower.

                  (s) The organizational documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding: (i) the Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act") or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan

                                                                  March 31, 2003

Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (A) to continue the existence of Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (iv) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

                  (t) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Schedule V, and (iii) all the organizational documents of the Borrower.

                  (u) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

                  (v) Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

                  (w) Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

                  (x) Borrower has not, and without the unanimous consent of all of its directors or members (including the Independent Manager), as applicable, will not (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of Borrower's properties, (iii) make any assignment for the benefit of Borrower's creditors or (iv) take any action that might cause Borrower to become insolvent.

                                                                  March 31, 2003

                  (y) Borrower has maintained and will maintain an arm's-length relationship with its Affiliates.

                  (z) Borrower has allocated and will allocate fairly and reasonably shared expenses, including shared office space.

                  (aa) Except in connection with the Loan, Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

                  (bb) Borrower has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

                  (cc)     To the fullest extent permitted by law, including
Section 18-1101(c) of the Delaware Limited Liability Company Act, Borrower and the Independent Manager will consider the interests of Borrower's creditors when acting or otherwise voting on the matters referred to in Section 9(d)(iii) of the Borrower's Operating Agreement.

                                                                  March 31, 2003

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK          )
                           :ss
COUNTY OF NEW YORK         )

         On the ___ day of __________________, in the year ___________, before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal

                                                 _______________________________
                                                 Notary Public

(NOTARIAL SEAL)
                                                 My Commission Expires:

                                                                  March 31, 2003

                                                                      SCHEDULE V

                               LIST OF TAX PARCELS

Principal Mall tract - Tax Parcel ID # 318-433-01-001-001

Out Parcel - 1.988 acres tract for TGI Fridays - Tax Parcel ID #
318-434-01-022-005

Out Parcel - 3.472 acres tract with buildings for, Pier I, Fidelity Investments, Xando Cosi & Beauty First - Tax Parcel ID # 318-433-01-002-000

Out Parcel - 3.865 acres tract for Red Lobster & Olive Garden - Tax Parcel ID # 318-433-01-001-006

Out Parcel - 4358 acres tract for DSW - Tax Parcel ID # 318-433-01-001-005

                                                                  March 31, 2003

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                                                  March 31, 2003